UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Farmers National Banc Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 28, 2010
Dear Shareholder:
We have previously mailed you proxy materials for the Special Meeting of Shareholders of Farmers National Banc Corp. to be held on June 17, 2010.
According to our latest records, we have not yet received your vote. The Special Meeting is now only a short time away. It is important that you sign and return your proxy today in order to make sure that your shares will be voted at the meeting in accordance with your desires.
Your vote is very important. Please vote by internet, by phone or sign, date and return the enclosed proxy card or voting instruction form.
If you hold your shares in the name of a brokerage firm, your broker can not vote your shares on these proposals unless they receive your specific instructions.
Your Board of Directors recommends that you vote FOR all of the proposals that will be presented at this meeting.
In the event that your proxy material has been misplaced, we are enclosing for your use a duplicate proxy card and return envelope. In the event that two proxy cards are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.
Thank you for your cooperation and continued support.
Sincerely,
/s/ Frank L. Paden
FARMERS NATIONAL BANC CORP.
Frank L. Paden
President and Secretary
Enclosures